Exhibit 99.4
FORM OF LETTER TO CLIENTS OF NOMINEE HOLDERS
INTELLIGENT SYSTEMS CORPORATION
4,478,971 Shares of Common Stock
Offered Pursuant to Rights Distributed to Record Stockholders of
Intelligent Systems Corporation
_______________, 2009
To Our Clients:
     Enclosed for your consideration are the Prospectus, dated ______ ___, 2009 (the “Prospectus”), and the “Instructions for Use of Intelligent Systems Corporation Subscription Rights Certificates” relating to the offering (the “Rights Offering”) by Intelligent Systems Corporation (the “Company”) of shares of its Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to non-transferable subscription rights (the “Rights”) being distributed to all holders of record of shares of Common Stock, at 5:00 p.m., Eastern Daylight Time, on ______ ___, 2009 (the “Record Date”). The Rights are described in the Company’s Prospectus.
     The Rights will expire, if not exercised, by 5:00 p.m., Eastern Daylight Time, on ______ ___, 2009, unless extended in the sole discretion of the Company (as it may be extended, the “Expiration Date”).
     As described in the accompanying Prospectus, you will receive one Right for each share of Common Stock carried by us in your account as of the close of business on the Record Date. In the Rights Offering, the Company is offering an aggregate of 4,478,971 shares of its Common Stock (the “Underlying Shares”) pursuant to the Prospectus.
     Each whole Right will allow you to subscribe for one share of Common Stock (the “Basic Subscription Privilege”) at the cash price of $0.70 per share (the “Subscription Price”).
     In addition, each holder of Rights who exercises his Basic Subscription Privilege in full will be eligible to subscribe (the “Over-Subscription Privilege”) at the same Subscription Price of $0.70 per share for up to 500,000 additional shares of Common Stock if any shares are not purchased by other holders of subscription rights under their Basic Subscription Privilege as of the Expiration Date (the “Excess Shares”). Underlying Shares will only be awarded to you, however, if other holders of Rights do not subscribe for all the Underlying Shares available to them under their Basic Subscription Privilege.
     If there is an insufficient number of Excess Shares available to fully satisfy the over-subscription requests of holders of Rights, holders who exercised their Over-Subscription Privilege will receive the available shares pro rata in proportion to the number of Underlying Shares that holders of Rights who exercised their Over-Subscription Privilege purchased by exercising their Basic Subscription Privilege. In certain situations, allocating the remaining Excess Shares on this basis could result in your receiving an allocation of a greater number of shares than you subscribed for under your Over-Subscription Privilege. If this occurs, only the number of Underlying Shares for which you subscribed will be allocated to you. The remaining Excess Shares will be allocated among all other holders exercising their Over-Subscription Privilege on the pro rata basis described above. For the purposes of determining their eligibility for the Over-Subscription Privilege, holders will be deemed to have exercised their Basic Subscription Privilege in full if they subscribe for the maximum number of whole Underlying Shares available under their Basic Subscription Privilege.
   If you do not receive the full number of Underlying Shares for which you subscribed, any excess subscription payment will be returned to you, without interest or deduction, promptly after the expiration of the rights offering.
     The Rights are evidenced by Rights certificates (the “Subscription Rights Certificates”). Rights may not be sold, transferred or assigned; provided , however , that Rights are transferable by operation of law (for example, a transfer of Rights to the estate of a recipient upon the recipient’s death).
     THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Rights.
     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Once you have exercised your Basic Subscription Privilege and your Over-Subscription Privilege, such exercise may not be revoked.
     If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by timely completing, executing and returning to us the instruction form attached to this letter.
   With respect to any instructions to exercise (or not to exercise) Rights, the enclosed Beneficial Ownership Election must be completed and returned such that it will be actually received by us by 5:00 p.m., Eastern Daylight Time, on ______ ___, 2009, the last business day prior to the scheduled expiration date of the Rights Offering of ______ ___, 2009 (which may be extended by the Company in its sole discretion).
     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE INFORMATION AGENT, MORROW & CO., LLC, AT 470 WEST AVENUE, STAMFORD, CT 06902, TELEPHONE: (800) 607-0088 or (203) 658-9400.

FORM OF BENEFICIAL OWNER ELECTION
     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock of Intelligent Systems Corporation (the “Company”).
   With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern Daylight Time, on ______ ___, 2009, the last business day prior to the scheduled expiration date of the Rights Offering of ______ ___, 2009 (which may be extended by the Company in its sole discretion).
     This will instruct you whether to exercise Rights to purchase shares of the Company’s Common Stock distributed with respect to the shares of the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of Intelligent Systems Corporation Subscription Rights Certificates.”
Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.
Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below.
     The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

	Number		Per Share
	of Shares of Common		Subscription
	Stock Subscribed For		Price	Payment
Basic Subscription Privilege:		x	$0.70=	$	(Line 1)
Over-Subscription Privilege:		x	$0.70=	$	(Line 2)
Total Payment Required:				$	(Line 3; sum of Lines 1 and 2)

Line 3 must equal total of amounts in Boxes 3 and 4 below.
Box 3. ☐ Payment in the following amount is enclosed $________________.

Box 4. ☐	Please deduct payment of $_________________ from the following account maintained by you as follows:

Type of Account	Account No.

Amount to be deducted: $

Date: , 2009
Signature(s)

Please type or print name(s) below: